Exhibit 3.53

Exhibit 3.53

Delaware PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WESTMORELAND SAVAGE CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JUNE, A.D. 2008, AT 8 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3324499 8100

080731308

You may verify this certificate online

at corp.delaware.gov/authver.sbtml

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6688719

DATE: 06-26-08

State of Delaware Secretary of state Division of Corporations

Delivered 08:00 AM 06/26/2008

FILED 08:00 AM 06/26/2008

SRV 080731308 - 3324499 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WESTMORELAND SAVAGE CORPORATION

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

WESTMORELAND SAVAGE CORPORATION, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company’’),

DOES HEREBY CERTIFY:

1): That the Board of Directors duly adopted resolutions proposing to amend the Certificate of Incorporation of the Company, declaring said amendment to be advisable and in the best interests of the Company and its stockholders, and recommending that the stockholders of the Company approve said amendment, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Articles NINTH and TENTH of the Certificate of Incorporation of the Company be amended in their entirety to read as follows:

NINTH:

(a) In addition to the provisions of Article EIGHTH, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the by-laws of the Corporation; provided, however, that at all times the Board of Directors shall include at least one Independent Director. The term “Independent Director” shall mean a director of the Corporation who is not at the time of appointment and has not been at any time during the preceding five (5) years: (1) a stockholder, director (with the exception of serving as an independent director of the Corporation or any Obligor (as such term is defined below)), officer, employee, member (with the exception of serving as a special member of any Obligor), partner, attorney or counsel of the Corporation or of any entity that is an Obligor or a member of the Parent Group (as such term is defined below) or any affiliate of any of them (except that he or she may be or become an independent director of any Single Purpose Entity (as such term is defined below) formed in connection with any financing); (2) a customer or supplier of the Corporation or any of its affiliates; or (3) any member of the immediate family of a person described in clauses(1) or (2). As used herein, the terms “Obligor,”“Parent Group,” and “Single Purpose Entity’’ shall have the meanings ascribed thereto in the Note Purchase Agreement dated as of June 26, 2008 (the “Note Purchase Agreement”), by and between Westmoreland Mining LLC, the Corporation, certain other parties named therein as “guarantors,” and the institutional investors identified in Schedule A thereto, as the same may be amended, modified, or supplemented from time to time.

TENTH:

Notwithstanding any provision hereof to the contrary, so long as any Obligation (as such term is defined in the Note Purchase Agreement) is outstanding, the Corporation shall not, without the unanimous vote of the entire Board of Directors without any vacancies (including the Independent Director, or if there is more than one, all of the independent Directors), institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, or trustee, or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of this Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action.

***

2): That the foregoing amendment was approved by the written consent of the holders of the requisite number of shares of the Company in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3): That said amendment has been duly adopted in accordance with Sections 228 and

242 of the General Corporation Law of the State of Delaware.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed by a duly authorized officer of the Company on this 26, day of June, 2008.

WESTMORELAND SAVAGE CORPORATION

By:

Douglas P. Kathol

Vice President